EXHIBIT 99.1

Whole Foods Market Reports First Quarter Results

Comparable Store Sales Increase 8.7%; Company Produces 5.6% Operating Margin, a 28% Increase in Earnings Per Share to $0.65, and Raises Operating Margin and EPS Outlook for Fiscal Year 2012

AUSTIN, Texas, Feb. 8, 2012 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 16-week first quarter ended January 15, 2012. Sales for the quarter increased 13% to $3.4 billion. Comparable store sales increased 8.7%, or 17.7% on a two-year stacked basis. Identical store sales, excluding six relocations and two expansions, increased 8.2%, or 17.3% on a two-year stacked basis. Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 21% from the prior year to $283.0 million, net income increased 33% to $118.3 million, and diluted earnings per share increased 28% to $0.65.

"We continue to execute at a high level, delivering a great shopping experience for our customers while delivering great returns to our shareholders," said Walter Robb, co-chief executive officer of Whole Foods Market.  "This quarter we produced a 28% increase in earnings on a 13% increase in sales.  We are pleased with our sales momentum and are confident we will continue to leverage our sales to the bottom line as reflected in our increased operating margin and earnings outlook for the year."

The following table shows the Company's comparable and identical store sales results for the last five quarters and for the first three weeks of the second quarter through February 5, 2012.

	1Q11	2Q11*	3Q11*	4Q11	1Q12	QTD 2Q12
Sales growth	13.8%	11.6%	10.9%	12.2%	12.9%	13.3%

Comparable store sales growth	9.1%	7.8%	8.4%	8.7%	8.7%	9.4%
Two-year comps	12.6%	16.5%	17.2%	17.4%	17.7%	18.1%

Identical store sales growth	9.1%	7.8%	8.1%	8.4%	8.2%	9.0%
Two-year idents	11.6%	15.5%	16.5%	17.1%	17.3%	17.6%
Sequential basis point change	518	392**	106**	53	24

*Comparable and identical store sales growth includes a negative 50 basis point impact in 2Q11 and a positive 60 basis point impact in 3Q11 from the Easter shift.
**Excluding the Easter shift in both quarters, two-year idents on a sequential basis increased 440 basis points to 16.0% in 2Q11 and declined five basis points to 15.9% in 3Q11.

For the quarter, there was no LIFO charge versus a $2 million charge in the prior year, a positive impact of seven basis points. Excluding LIFO, gross profit increased 10 basis points to 34.7% of sales driven by an improvement in occupancy costs as a percentage of sales. Direct store expenses improved 64 basis points to 25.7% of sales due primarily to leverage in wages and depreciation. As a result, store contribution, excluding LIFO, improved 74 basis points to 9.1% of sales.

For stores in the identical store base, gross profit improved 23 basis points to 34.9% of sales, direct store expenses improved 88 basis points to 25.5% of sales, and store contribution improved 111 basis points to 9.4% of sales.

G&A expenses increased 11 basis points to 3.1% of sales.

Pre-opening expenses were $10.4 million versus $8.6 million in the prior year, with six new store openings in the first quarter this year compared to three in the first quarter last year. Relocation, store closure and lease termination costs were $2.9 million versus $3.1 million in the prior year.

The effective tax rate was 38.6% versus 40.0% in the prior year due to savings realized by the Company as a result of certain initiatives and investments.

During the quarter, the Company produced $260.9 million in cash flow from operations and invested $111.3 million in capital expenditures, of which $54.5 million related to new stores. This resulted in free cash flow of $149.6 million. In addition, the Company paid $17.8 million in dividends to shareholders, repurchased $3.6 million of stock, and received $80.2 million in proceeds from the exercise of team member stock options.

The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of $1.0 billion, and total debt (capital lease obligations) of $19.3 million.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

Comparable Stores	Comps	NOPAT ROIC*	# of Stores	Average Size	Total Square Feet
Over 15 years old (18.8 years old, s.f. weighted)	6.0%	114%	67	27,300	1,826,100
Between 11 and 15 years old	8.1%	68%	68	31,100	2,114,100
Between eight and 11 years old	5.7%	65%	39	34,700	1,353,200
Between five and eight years old	8.4%	53%	52	46,200	2,402,700
Between two and five years old	11.1%	17%	57	52,100	2,971,800
Less than two years old (including six relocations)	20.3%	9%	19	44,400	843,600

All comparable stores (8.8 years old, s.f. weighted)	8.7%	43%	302	38,100	11,511,500
All stores (8.5 years old, s.f. weighted)		39%	317	38,000	12,057,000

*Reflects store-level capital and net operating profit after taxes ("NOPAT"), including pre-opening expense. Does not reflect any as-if effect of capitalizing operating leases.

The following table shows the Company's results for the fiscal year for certain line items compared to its historical five-year ranges and averages.

	FY07-FY11 Range		FY07-FY11
	Low	High	Average	1Q12
Sales growth	1.0%	23.6%	12.8%	12.9%
Comparable store sales growth	-3.1%	8.5%	4.9%	8.7%
Identical store sales growth	-4.3%	8.4%	4.0%	8.2%
Ending square footage growth	5%	46%	14%	6%
Percent of sales from new & relocated stores	4%	9%	6%	5%

Gross profit	34.0%	35.0%	34.6%	34.7%
Direct store expenses	26.0%	26.7%	26.3%	25.7%
Store contribution	7.5%	9.0%	8.3%	9.1%
G&A expenses	3.0%	3.4%	3.2%	3.1%

Growth and Development

The Company opened six stores in the first quarter and expects to open three stores in the second quarter. The Company currently has 317 stores totaling approximately 12.1 million square feet.

The Company recently signed eight new leases averaging 33,100 square feet in size in Frisco, CO; Miami, FL; Orland Park, IL; South Bend, IN; Minneapolis, MN; Jackson, MS; Port Chester, NY; and Cleveland, OH. These stores currently are scheduled to open in fiscal year 2013 and beyond.

The following table provides additional information about the Company's store openings in fiscal years 2011 and 2012 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2015.

New Store Information	Stores Opened FY11	Stores Opened FY12 YTD	Current Leases Tendered	Current Leases Signed
Number of stores (including relocations)	18	6	17	69
Number of relocations	6	0	2	7
New markets	0	2	5	21
Average store size (gross square feet)	39,400	35,800	35,300	35,000
Total square footage	708,700	215,000	600,700	2,439,600
Average tender period in months	12.5	6.7
Average pre-opening expense per store (incl. rent)	$2.5 mil
Average pre-opening rent per store	$1.2 mil
Average development cost (excl. pre-opening)*	$9.8 mil
Average development cost per square foot*	$248

*Costs will vary depending on the size of the store, geographic location, degree of work performed by the landlord and complexity of site development issues. To a significant degree, they also depend on how the project is structured, including costs for elements that often increase or decrease rent, e.g., lease acquisition costs, shell and/or garage costs, and landlord allowances. For stores opened in FY11, development costs are estimated for projects not yet final.

Outlook for Fiscal Year 2012

The following table provides information on the Company's updated fiscal year 2012 outlook. The Company notes that fiscal year 2012 will be a 53-week year, with the extra week falling in the fourth quarter, making it a 13-week quarter.

	Prior FY12 53-Week Outlook	Current FY12 53-Week Outlook*	Q1 Actual	Q2-Q4 Implied Outlook

Sales growth	13%.0 – 15.0%	13.5% - 15.0%	12.9%	13.8% - 15.9%
Comparable store sales growth	6.8% - 8.8%	7.3% - 8.8%	8.7%	6.7% - 8.8%
Two-year comps	15.3% - 17.3%	15.8% - 17.3%	17.7%	15.0% - 17.2%
Identical store sales growth	6.5% - 8.5%	7.0% - 8.5%	8.2%	6.5% - 8.6%
Two-year idents	14.9% - 16.9%	15.4% - 16.9%	17.3%	14.6% - 16.7%

Number of new stores	24 - 27	24 - 27	6	18 - 21
% of sales from new stores	5%	5%	5%	5%
Ending square footage growth	7% - 8%	7% - 8%	6%	7% - 8%

LIFO charge	$5 - $8 mil	$2 - $3 mil	$0	$2 - $3 mil
G&A expenses	3.0%	3.0%	3.1%	3.0%
Pre-opening and relocation costs	$51 - $56 mil	$51 - $56 mil	$13.3 mil	$37.7 - $42.7 mil
Operating margin	5.7% - 5.8%	5.9%	5.6%	6.0%
EBITDA	$960 - $980 mil	$980 - $995 mil	$283.0 mil	$697 - $712 mil
Net interest and other income	$6 - $8 mil	$6 - $8 mil	$2.4 mil	$3.6 - $5.6 mil

Tax rate	38.5% - 39.0%	38.5% - 38.9%	38.6%	38.5% - 39.0%
Diluted shares outstanding	183 mil	183 mil	182 mil	184 mil

Diluted EPS	$2.21 - $2.26	$2.28 - $2.32	$0.65	$1.63 - $1.67
YOY % change	15% - 17%	18% - 20%	28%	15% - 18%
Capital expenditures	$410 - $460 mil	$410 - $460 mil	$111 mil	$299 - $349 mil

*The Company estimates the impact on earnings from the extra week to be $0.06 per share. On a 52-week to 52-week basis, excluding the impact of the extra week in the fourth quarter, the Company expects total sales growth of 11% to 13% and earnings per share growth of 15% to 17%.

The Company is committed to producing positive free cash flow on an annual basis, including sufficient cash flow to fund the 69 stores in its current development pipeline. The following table provides information about the Company's estimated store openings for the next two fiscal years.

	Estimated Openings	Relocations	Average Square Feet per Store	Ending Square Footage Growth
Fiscal year 2012	24 - 27	1 - 2	35,000	7% - 8%
Fiscal year 2013	28 - 32	2 - 3	35,000	7% - 8%

Over the long term, the Company considers 1,000 stores to be a reasonable indication of its market opportunity in the United States as the Whole Foods Market brand continues to strengthen, consumer demand for natural and organic products continues to increase, and the Company's flexibility on new store size opens up additional market opportunities. The Company believes Canada and the United Kingdom hold great promise as well.

About Whole Foods Market

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2011, the Company had sales of approximately $10 billion and currently has 317 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs over 65,000 Team Members and has been ranked for 15 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

The Whole Foods Market, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6063

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 25, 2011. Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (800) 862-9098, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

	Sixteen weeks ended
	January 15, 2012	January 16, 2011
Sales	$ 3,390,940	$ 3,003,655
Cost of goods sold and occupancy costs	2,212,823	1,965,170
Gross profit	1,178,117	1,038,485
Direct store expenses	870,925	790,629
Store contribution	307,192	247,856
General and administrative expenses	103,516	88,511
Operating income before pre-opening and store closure	203,676	159,345
Pre-opening expenses	10,405	8,640
Relocation, store closure and lease termination costs	2,933	3,146
Operating income	190,338	147,559
Investment and other income, net of interest	2,379	319
Income before income taxes	192,717	147,878
Provision for income taxes	74,390	59,148
Net income	$ 118,327	$ 88,730

Basic earnings per share	$ 0.66	$ 0.51
Weighted average shares outstanding	179,512	172,795

Diluted earnings per share	$ 0.65	$ 0.51
Weighted average shares outstanding, diluted basis	181,517	174,482

Dividends declared per common share	$ 0.14	$ 0.10

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:
	Sixteen weeks ended
	January 15, 2012	January 16, 2011
Net income (numerator for basic and diluted earnings per share)	$ 118,327	$ 88,730
Weighted average common shares outstanding (denominator for basic earnings per share)	179,512	172,795
Potential common shares outstanding:
Incremental shares from assumed exercise of stock options	2,005	1,687
Weighted average common shares outstanding and potential additional common shares outstanding (denominator for diluted earnings per share)	181,517	174,482

Basic earnings per share	$ 0.66	$ 0.51
Diluted earnings per share	$ 0.65	$ 0.51

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
January 15, 2012 and September 25, 2011
(In thousands)

Assets	2012	2011
Current assets:
Cash and cash equivalents	$ 529,954	$ 212,004
Short-term investments - available-for-sale securities	319,282	442,320
Restricted cash	92,343	91,956
Accounts receivable	176,810	175,310
Merchandise inventories	376,742	336,799
Prepaid expenses and other current assets	56,543	73,579
Deferred income taxes	125,413	121,176
Total current assets	1,677,087	1,453,144
Property and equipment, net of accumulated depreciation and amortization	2,002,382	1,997,212
Long-term investments - available-for-sale securities	66,383	52,815
Goodwill	662,938	662,938
Intangible assets, net of accumulated amortization	66,079	67,234
Deferred income taxes	44,735	50,148
Other assets	8,637	8,584
Total assets	$ 4,528,241	$ 4,292,075

Liabilities And Shareholders' Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$ 336	$ 466
Accounts payable	224,939	236,913
Accrued payroll, bonus and other benefits due team members	297,172	281,587
Dividends payable	25,238	17,827
Other current liabilities	349,287	342,568
Total current liabilities	896,972	879,361
Long-term debt and capital lease obligations, less current installments	18,996	17,439
Deferred lease liabilities	379,124	353,776
Other long-term liabilities	50,402	50,194
Total liabilities	1,345,494	1,300,770

Shareholders' equity:
Common stock, no par value, 300,000 shares authorized; 180,394 and 178,886 shares issued and 180,337 and 178,886 shares outstanding in 2012 and 2011, respectively	2,222,589	2,120,972
Common stock in treasury, at cost	(3,599)	--
Accumulated other comprehensive income (loss)	171	(164)
Retained earnings	963,586	870,497
Total shareholders' equity	3,182,747	2,991,305
Commitments and contingencies
Total liabilities and shareholders' equity	$ 4,528,241	$ 4,292,075

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
January 15, 2012 and January 16, 2011
(In thousands)
	Sixteen weeks ended
	January 15, 2012	January 16, 2011
Cash flows from operating activities
Net income	$ 118,327	$ 88,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,653	86,691
Loss on disposition of fixed assets	432	548
Share-based payment expense	11,217	7,359
LIFO expense	--	2,000
Deferred income tax expense	1,229	14,969
Excess tax benefit related to exercise of team member stock options	(4,763)	(2,728)
Deferred lease liabilities	22,897	9,470
Other	3,518	499
Net change in current assets and liabilities:
Accounts receivable	476	(6,008)
Merchandise inventories	(39,877)	(20,195)
Prepaid expenses and other current assets	16,918	10,225
Accounts payable	(12,060)	(1,902)
Accrued payroll, bonus and other benefits due team members	15,543	12,637
Other current liabilities	34,228	42,401
Net change in other long-term liabilities	158	8,289
Net cash provided by operating activities	260,896	252,985
Cash flows from investing activities
Development costs of new locations	(54,506)	(45,561)
Other property and equipment expenditures	(56,837)	(45,436)
Purchase of available-for-sale securities	(334,193)	(497,560)
Sale of available-for-sale securities	439,675	409,081
Decrease (increase) in restricted cash	(387)	10
Other investing activities	(715)	(958)
Net cash used in investing activities	(6,963)	(180,424)
Cash flows from financing activities
Common stock dividends paid	(17,827)	--
Issuance of common stock	80,234	53,764
Purchase of treasury stock	(3,599)	--
Excess tax benefit related to exercise of team member stock options	4,763	2,728
Payments on long-term debt and capital lease obligations	(9)	(100,000)
Other financing activities	--	4
Net cash provided by (used in) financing activities	63,562	(43,504)
Effect of exchange rate changes on cash and cash equivalents	455	1,227
Net change in cash and cash equivalents	317,950	30,284
Cash and cash equivalents at beginning of period	212,004	131,996
Cash and cash equivalents at end of period	$ 529,954	$ 162,280

Supplemental disclosure of cash flow information:
Interest paid	$ 973	$ 11,342
Federal and state income taxes paid	$ 40,632	$ 21,083

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In thousands)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, and Free cash flow as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash asset impairment charges. The following is a tabular presentation of the non-GAAP financial measures, EBITDA and Adjusted EBITDA including a reconciliation to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	Sixteen weeks ended
EBITDA and Adjusted EBITDA	January 15, 2012	January 16, 2011
Net income	$ 118,327	$ 88,730
Provision for income taxes	74,390	59,148
Investment and other income, net of interest	(2,379)	(319)
Operating income	190,338	147,559
Depreciation and amortization	92,653	86,691
Earnings before interest, taxes, depreciation & amortization (EBITDA)	282,991	234,250
Impairment of assets	19	559
Adjusted EBITDA	$ 283,010	$ 234,809

The Company defines Free cash flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free cash flow non-GAAP financial measure.

	Sixteen weeks ended
Free cash flow	January 15, 2012	January 16, 2011
Net cash provided by operating activities	$ 260,896	$ 252,985
Development costs of new locations	(54,506)	(45,561)
Other property and equipment expenditures	(56,837)	(45,436)
Free cash flow	$ 149,553	$ 161,988
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204